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                                   December 4, 1996



Board of Directors
Broadway Financial Corporation
4835 West Venice Boulevard
Los Angeles, California 90019


Ladies and Gentlemen:

    We have acted as special counsel to Broadway Financial Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 89,269 shares of Corporation common stock, $0.01 par value per share ("Common Stock"), to be issued pursuant to (i) the Corporation's 1996 Stock Option Plan for Outside Directors (the "Option Plan") upon the exercise of stock options ("Option Rights") and (ii) the Corporation's Long Term Incentive Plan (the "LTIP"). We have been requested by the Corporation to furnish this opinion to be included as an exhibit to the Registration Statement.

    We have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of the Corporation, the Option Plan, the LTIP, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We have also reviewed and relied upon the originals, or copies certified or otherwise identified to our satisfaction, such records of the Corporation and such other instruments, certificates and written and oral representations of public officials, and officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Option Plan will continue to be

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Board of Directors
Broadway Financial Corporation
December 4, 1996
Page 2



validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change will occur in applicable law or the pertinent facts; and (iv) the provisions of applicable state securities laws will have been complied with to the extent required.

    Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Option Plan and the LTIP, when issued pursuant to and in accordance with the Registration Statement, the Option Plan and the LTIP and, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/Mayer, Brown & Platt

                                       MAYER, BROWN & PLATT